Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
     This First Supplemental Indenture, dated as of September 30, 2006 (this “First Supplemental Indenture”), is entered into by and among (i) Reynolds American Inc., a North Carolina corporation (the “Company”), as Issuer; (ii) Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“Santa Fe”), Lane Limited, a New York corporation (“Lane”), R. J. Reynolds Tobacco Company, a North Carolina corporation (“RJRT”), RJR Acquisition Corp., a Delaware corporation (“RJRA”), R. J. Reynolds Tobacco Co., a Delaware corporation (“RJR Tobacco”), GMB, Inc., a North Carolina corporation (“GMB”), FHS, Inc., a Delaware corporation (“FHS”), Conwood Holdings, Inc., a Delaware corporation (“Conwood”), Conwood Company, LLC, a Delaware limited liability company (“Conwood Company”), Conwood Sales Co., LLC, a Delaware limited liability company (“Conwood Sales”), Rosswil LLC, a Delaware limited liability company (“Rosswil”), R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (“RJR”), RJR Packaging, LLC, a Delaware limited liability company (“RJR Packaging”), R. J. Reynolds Global Products, Inc., a Delaware corporation (“GPI”), and Scott Tobacco LLC, a Delaware limited liability company (“Scott”), each as a Guarantor; and (iii) The Bank of New York Trust Company, N.A., as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, Santa Fe, Lane, RJRT, RJRA, RJR Tobacco, GMB, FHS, Conwood, Conwood Company, Conwood Sales, Rosswil (collectively, the “Existing Guarantors”), the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 31, 2006 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance thereunder from time to time of the Company’s debentures, notes or other evidence of indebtedness to be issued in one or more series (the “Securities”);
     WHEREAS, RJR, RJR Packaging, GPI and Scott, each a subsidiary of the Company, have determined that it is desirable and would be a direct benefit to RJR, RJR Packaging, GPI and Scott for each of these entities, along with the Company and the Existing Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which RJR, RJR Packaging, GPI and Scott will each unconditionally guarantee, on a joint and several basis with the Existing Guarantors, the full and prompt payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, on the Securities and all other Obligations of the Company to the Trustee and to the Securityholders under the Indenture, and become a party to the Indenture as a Guarantor; and
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Existing Guarantors, RJR, RJR Packaging, GPI, Scott and the Trustee are authorized or permitted to execute and deliver this First Supplemental Indenture to amend the Indenture, without the consent of any of the Securityholders.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture.
ARTICLE II
Agreement to be Bound; Guarantee
     SECTION 2.1 Agreement to be Bound. Each of RJR, RJR Packaging, GPI and Scott hereby becomes a party to the Indenture as a Guarantor, and will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of RJR, RJR Packaging, GPI and Scott agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     SECTION 2.2 Guarantee. Each of RJR, RJR Packaging, GPI and Scott hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, of all of the Obligations of the Company to the Trustee and to the Securityholders under the Indenture in accordance with Article X of the Indenture.
ARTICLE III
Miscellaneous
     SECTION 3.1 Notices. All notices and other communications to a Guarantor or the Company shall be given as provided in the Indenture to the Guarantor or the Company, as the case may be, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
     SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.
     SECTION 3.3 Governing Law. This First Supplemental Indenture shall be governed by the laws of the State of New York, without regard to conflicts of law principles.
     SECTION 3.4 Severability Clause. In any case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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     SECTION 3.5 Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this First Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     SECTION 3.7 Headings. The headings of the Articles and the sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

Address: 401 North Main Street Winston-Salem, NC 27101	REYNOLDS AMERICAN INC.,
	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer

Address:	SANTA FE NATURAL TOBACCO COMPANY, INC.,
1368 Cerrillos Road Santa Fe, New Mexico 87505		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Assistant Treasurer

Address:	LANE LIMITED
2280 Mountain Industrial Blvd. Tucker, GA 30084		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Assistant Treasurer

Address:	R. J. REYNOLDS TOBACCO COMPANY,
401 North Main Street Winston-Salem, NC 27101		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer

Address:	RJR ACQUISITION CORP.,
1201 North Market Street Suite 1702 Wilmington, DE 19801		as Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Assistant Secretary
SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

Address:	R. J. REYNOLDS TOBACCO CO.,
401 North Main Street Winston-Salem, NC 27101		as Guarantor

	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	FHS, INC.,
1201 Market Street Suite 1702 Wilmington, DE 19801		as Guarantor
	By:	/s/ Kathryn A. Premo

Name: Kathryn A. Premo
Title: Treasurer

Address:	GMB, INC.,
327 Hillsborough Street Raleigh, NC 27603		as Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Treasurer

Address:	CONWOOD HOLDINGS, INC.,
813 Ridge Lake Boulevard Suite 100 Memphis, TN 38119		as Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	CONWOOD COMPANY, LLC,
813 Ridge Lake Boulevard Suite 100 Memphis, TN 38119		as Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer
SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

Address:	CONWOOD SALES CO., LLC,
813 Ridge Lake Boulevard Suite 100 Memphis, TN 38119		as Guarantor
	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	ROSSWIL LLC,
200 W. Madison Street Suite 3420 Chicago, IL 60606		as Guarantor
	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	R.J. REYNOLDS TOBACCO HOLDINGS, INC.,
401 North Main Street Winston-Salem, NC 27101		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	RJR PACKAGING, LLC,
401 North Main Street Winston-Salem, NC 27101		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	R. J. REYNOLDS GLOBAL PRODUCTS, INC.,
401 North Main Street Winston-Salem, NC 27101		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer

Address:	SCOTT TOBACCO LLC,
939 Adams Street Bowling Green, KY 42101		as Guarantor

	By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Vice President and Treasurer
SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Tina D. Gonzalez
Name: Tina D. Gonzalez
Title: Assistant Treasurer
SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE